Exhibit 4.3

WASHINGTON MUTUAL, INC.

and

THE BANK OF NEW YORK, as Trustee

Subordinated Debt Securities

First Supplemental Indenture

Dated as of April    , 2002

        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April     , 2002 (the "First Supplemental Indenture"), between WASHINGTON MUTUAL, INC., a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal offices at 1201 Third Avenue, Seattle, Washington 98101, and THE BANK OF NEW YORK, (as successor to Harris Trust and Savings Bank, and herein called the "Trustee"), as Trustee under the Indenture, dated as of April 4, 2000, between the Company and the Trustee (the "Base Indenture").

RECITALS OF THE COMPANY

        Whereas, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company's Subordinated Debt Securities to be issued in one or more series as might be determined by the Company under the Base Indenture;

        Whereas, the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture for the purposes of adding terms of Subordinated Debt Securities or curing ambiguities or inconsistencies in such Base Indenture or making other provisions;

        Whereas, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance from time to time of its Subordinated Debt Securities, to be issued in one or more series as in this First Supplemental Indenture provided; and

        Whereas, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Paragraph A. INCORPORATION BY REFERENCE

        Articles I through XV of the WASHINGTON MUTUAL, INC. Standard Multiple-Series Indenture Provisions, dated as of April    , 2002, a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

        [Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested as of the day and year first above written.

WASHINGTON MUTUAL, INC.

By
Title: Authorized Signatory

Attest

Title: Assistant Secretary

THE BANK OF NEW YORK, as Trustee

By
Title: Authorized Signatory

Attest

Title: Assistant Secretary

        First Supplemental Indenture Signature Page

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested as of the day and year first above written.

WASHINGTON MUTUAL, INC.

By
Title: Authorized Signatory

Attest

Title: Assistant Secretary

THE BANK OF NEW YORK, as Trustee

By
Title: Authorized Signatory

Attest

Title: Assistant Secretary

        First Supplemental Indenture Signature Page